SECOND AMENDMENT AND CONSENT
     SECOND AMENDMENT AND CONSENT (this “Amendment”), dated as of May 18, 2006, among TOWN SPORTS INTERNATIONAL HOLDINGS, INC. (“Holdco”), TOWN SPORTS INTERNATIONAL, INC. (the “Borrower”), the financial institutions party to the Credit Agreement referred to below (the “Lenders”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent (in such capacity, the “Administrative Agent”). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.
W I T N E S S E T H:
     WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to a Credit Agreement, dated as of April 16, 2003 (as amended, modified and/or supplemented to, but not including, the date hereof, the “Credit Agreement”);
     WHEREAS, Holdco and the Administrative Agent are parties to the Holdco Guaranty, dated as of February 4, 2004 (the “Holdco Guaranty”);
     WHEREAS, the parties hereto wish to further amend and otherwise modify certain provisions of the Credit Agreement and to consent to certain transactions under the Credit Agreement and the Holdco Guaranty, in each case as provided herein; and
     WHEREAS, subject to the terms and conditions of this Amendment, the parties hereto agree as follows;
     NOW, THEREFORE, it is agreed:
     1. Section 8.02(b) of the Credit Agreement is hereby amended by deleting the text “120th” appearing therein and inserting the text “150th” in lieu thereof.
     2. Section 9.02 of the Credit Agreement is hereby amended by (i) deleting the word “and” appearing at the end of clause (xi) thereof, (ii) deleting the period appearing at the end of clause (xii) thereof and inserting “; and” in lieu thereof and (iii) inserting the following new clause (xiii) at the end thereof:
          “(xiii) the Borrower may merge with and into a Wholly-Owned Domestic Subsidiary of the Borrower that is a newly-formed limited liability company and that was formed solely for the purpose of converting the Borrower into a limited liability company organized under the laws of the State of Delaware or the State of New York so long as (i) the Borrower continues to be a direct Wholly-Owned Domestic Subsidiary of Holdco and the direct and indirect parent company of all of its existing Subsidiaries prior to such merger, (ii) such newly-formed limited liability company shall have no assets or liabilities (except for any de minimis amounts arising from the formation thereof) immediately prior to such merger, (iii) immediately after giving effect to such merger, the only liabilities and assets (except for any de minimis amounts arising from the formation thereof) of the surviving entity shall be those of the Borrower immediately prior to such merger, (iv) no Default or Event of Default then exists or would result therefrom, (v) the surviving entity expressly acknowledges and agrees that all Obligations of the Borrower under the Credit Documents are Obligations of such surviving entity pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, (vi) the name of the surviving entity shall be “Town Sports International, LLC” or such other name as shall have been previously notified to the Administrative Agent, (vii) all actions have been taken that are necessary or, in the reasonable opinion of the Administrative Agent desirable, to maintain the perfection and priority of the Liens created by the respective Security Documents in the assets of the Borrower and (viii) at least 10 days’ prior written notice thereof (or such shorter period as is acceptable to the Administrative Agent) is given by the Borrower to the Administrative Agent.”
     3. Section 9.03(vi) of the Credit Agreement is hereby amended by deleting the amount “$250,000” appearing therein and inserting the amount “$1,000,000” in lieu thereof.
     4. Section 9.06 of the Credit Agreement is hereby amended by (i) deleting the word “and” appearing at the end of clause (vi) thereof, (ii) deleting the period appearing at the end of clause (vii) thereof and inserting “; and” in lieu thereof and (iii) inserting the following new clause (viii) at the end thereof:
          “(viii) the execution, delivery and performance by the Borrower (including, without limitation, the making of certain payments to Mark N. Smith) of (and/or the acceptance of) the following agreements, instruments and other documents: (A) Amendment No. 1 to the Stockholders Agreement dated as of March 23, 2006; (B) Amendment No. 1 to Registration Rights Agreement dated as of March 23, 2006; (C) Letter of Resignation of Mark Smith dated as of March 23, 2006; (D) Separation Agreement and General Release dated as of March 23, 2006 relating to Mark Smith; (E) Equity Rights Letter dated as of March 23, 2006 relating to Mark Smith; and (F) Common Stock Option Agreement dated as of April 4, 2006 relating to Mark Smith.”
     5. The definition of “Borrower” appearing in Section 11.01 of the Credit Agreement is hereby amended by inserting the following new text at the end thereof:
          “, and shall include the surviving entity of the merger referred to in Section 9.02(xiii)”.
     6. The definition of “Change of Control” appearing in Section 11.01 of the Credit Agreement is hereby amended by deleting clause (ii) of said definition in its entirety and inserting the following clause (ii) in lieu thereof :
     “(ii) from and after the date on which a Qualified IPO occurs, (x) any “Person” or “Group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Second Amendment Effective Date), other than BRS, the BRS Investors and their Permissible Transferees, (A) is or shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act as in effect on the Second Amendment Effective Date), directly or indirectly, of 35% or more on a fully diluted basis of the Voting Equity Interests of Holdco or (B) shall have obtained the power (whether or not exercised) to elect a majority of Holdco’s directors or (y) the board of directors of Holdco shall cease to consist of a majority of Continuing Directors,”.
     7. Section 11.01 of the Credit Agreement is hereby further amended by inserting the following new definitions in the appropriate alphabetical order:
     “Continuing Directors” shall mean the directors of Holdco on the Second Amendment Effective Date and each other director of Holdco if such director’s nomination for election to the board of directors of Holdco is recommended by a majority of the then Continuing Directors.
     “Equity Interests” of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interest in (however designated) equity of such Person, including any common stock, any preferred stock, any limited or general partnership interest and any limited liability company membership interest.
     “Second Amendment” shall mean the Second Amendment to this Agreement, dated as of May 18, 2006.
     “Second Amendment Effective Date” shall have the meaning provided in the Second Amendment.
     “Voting Equity Interests” shall mean, as to any Person, any class or classes of outstanding Equity Interests of such Person pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors of such Person.
     8. Notwithstanding anything to the contrary contained in the Credit Agreement or in the Holdco Guaranty, at the time of a Qualified IPO or within the 90-day period thereafter (or, in the case of clause (iv) below, no later than the time of such Qualified IPO), the Lenders hereby consent to:
     (i) the use by Holdco of the net cash proceeds received by Holdco from such Qualified IPO to tender for, or otherwise purchase or redeem, Holdco Notes in an aggregate amount not to exceed 35% of the original principal amount at maturity of the Holdco Notes (at a price equal to 111% of the Accreted Value (as defined in the Holdco Note Documents) at the date of redemption or tender and other amounts with respect thereto), and with the balance of such net cash proceeds not so used to be contributed as a common equity contribution to the Borrower;
     (ii) the use by the Borrower of the cash proceeds received pursuant to clause (i) above to tender for, or otherwise purchase or redeem, Senior Notes;
     (iii) concurrently with the transaction described in clause (ii) above and the use of all such cash proceeds with respect thereto, the use by the Borrower of cash on hand to tender for, or otherwise purchase or redeem, additional Senior Notes, so long as after giving effect to any such tender, purchase or redemption (and the payment of all principal, premium, accrued interest and other amounts with respect thereto), the Borrower and its Subsidiaries shall have at least $15,000,000 of unrestricted cash on hand and no Loans shall be outstanding on the date of any such tender, purchase or redemption; and
     (iv) the amendments of, and the waivers with respect to, certain provisions of the Senior Note Documents as described in the Offer To Purchase and Consent Solicitation Statement dated as of May 4, 2006 (as the same may be supplemented or amended from time to time with the consent of the Administrative Agent, which consent shall not be unreasonably withheld or delayed).
     9. Notwithstanding anything to the contrary contained in the Credit Agreement or in the Holdco Guaranty, the Holdco Tax Sharing Agreement may be amended, modified or supplemented or a new or additional tax sharing agreement, tax allocation agreement or similar agreement may be entered into, in each case with the prior written consent of the Administrative Agent.
     10. The Lenders hereby waive any Default or Event of Default that may have arisen solely under Section 9.06 of the Credit Agreement as a result of the Borrower entering into the agreements described in Section 4 of this Amendment prior to the Second Amendment Effective Date (as defined in Section 7 of this Amendment).
     11. This Amendment shall become effective on the date (the “Second Amendment Effective Date”) when Holdco, the Borrower and the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent at the Notice Office.
     12. In order to induce the Lenders to enter into this Amendment, the Borrower hereby represents and warrants that (i) no Default or Event of Default exists on the Second Amendment Effective Date, both before and after giving effect to this Amendment (except as waived pursuant to Section 10 of this Amendment), and (ii) on the Second Amendment Effective Date, both before and after giving effect to this Amendment, all representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).
     13. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be delivered to the Borrower and the Administrative Agent.

     14. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
     15. From and after the Second Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement and the Holdco Guaranty shall be deemed to be references to the Credit Agreement and the Holdco Guaranty as modified hereby.
     16. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement, the Holdco Guaranty or any other Credit Document.
*     *     *

     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

TOWN SPORTS INTERNATIONAL, INC.
By:	/s/ Richard Pyle
	Name:	Richard Pyle
	Title:	CFO

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.
By:	/s/ Richard Pyle
	Name:	Richard Pyle
	Title:	CFO

DEUTSCHE BANK TRUST COMPANY AMERICAS, Individually and as Administrative Agent
By:	/s/ Carin Keegan
	Name:	Carin Keegan
	Title:	Vice President

By:	/s/ Lana Gifas
	Name:	Lana Gifas
	Title:	Vice President

BNP PARIBAS
By:	/s/ Charles Romano
	Name:	Charles Romano
	Title:	Vice President

By:	/s/ Ola Anderssen
	Name:	Ola Anderssen
	Title:	Director

CIT LENDING SERVICES CORPORATION
By:	/s/ David Manheim
	Name:	David Manheim
	Title:	Vice President

MERRILL LYNCH CAPITAL , a division of
MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC.
By:	/s/ Francois Delangle
	Name:	Francois Delangle
	Title:	Vice President